UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2008

MMA MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9440 S. Santa Monica Blvd., Suite 400
Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 402-5901

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

                Effective as of January 9, 2008, MMA Media Inc. (the “Company”) entered into an Amended and Restated Senior Secured Promissory Note in the principal amount of $250,000 (the “Note”) with Tapirdo Enterprises, LLC (“Tapirdo”).  The Note is due on demand and must be repaid by the issuance of 30,000,000 shares of the Company’s common stock, $.001 par value per share (“Common Stock”).  The Note is secured by a lien on all of the assets of the Company.  Tapirdo has demand and piggyback registration rights for the shares of Common Stock underlying the Note.  In the event a registration statement is not (i) filed with the Securities and Exchange Commission (the “SEC”) within 30 days of Tapirdo’s demand to register the Common Stock or (ii) declared effective by the SEC within 120 days of such demand, the Company must issue to Tapirdo additional shares of Common Stock equal to 1% of the shares of Common Stock underlying the Note on such 30th or 120th day, as applicable, and on each 30th day thereafter until such registration statement is filed with, or declared effective by, the SEC.

The Note was originally issued on August 27, 2007 in the principal amount of $250,000.  On January 7, 2009, Tapirdo purchased the Note from the original holder thereof.  On January 9, 2008, Tapirdo converted the Note into 30,000,000 shares of the Company’s Common Stock.  Tapirdo is owned and controlled by Adam Roseman who, along with entities affiliated with Mr. Roseman and after taking into account the shares of Common Stock issued upon conversion of the Note, owns or controls an aggregate of 41,644,909 shares of Common Stock of the Company, or approximately 49% of the outstanding shares of Common Stock of the Company.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the Note attached hereto as Exhibit 10.1.

Item 3.02                Unregistered Sales of Equity Securities.

                The disclosure set forth under Item 1.01 above is incorporated by reference herein.  The original issuance of the Note was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (“Regulation D”), based upon the Company’s compliance with such rules and regulations.  The Company received representations and warranties from the original purchaser of the Note that he acquired the Note with investment intent, he is an “accredited investor” (as such term is defined in Rule 501 of Regulation D) and no form of general solicitation or general advertising was conducted in connection with the offering.  The Note and the Common Stock underlying the Note contain restrictions on transfer in accordance with the rules and regulations of the Securities Act and Regulation D.

Item 9.01                Exhibits.

Exhibit No.	Identification of Exhibit
10.1	Amended and Restated Senior Secured Promissory Note dated as of January 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Media Inc.

Date: January 15, 2008	By:	/s/ Michael Kurdziel
Michael Kurdziel
Chief Executive Officer